Exhibit 10.1

FIRST AMENDMENT TO THE SUPPORT AGREEMENT

This FIRST AMENDMENT TO THE SUPPORT AGREEMENT (this “Amendment”), dated as of October 24, 2025, is by and among Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”), Viskase Companies, Inc., a Delaware corporation (“Viskase”), Icahn Enterprises Holdings L.P., a Delaware limited partnership (“IEH”), American Entertainment Properties Corp., a Delaware corporation (“AEP”), Icahn Partners LP, a Delaware limited partnership (“IPLP”), and Icahn Partners Master Fund LP, a Delaware limited partnership (“IPMF,” and together with IEH, AEP, and IPLP, the “IEH Parties”). Capitalized terms used but not otherwise defined in herein shall have the meanings assigned to such terms in the Support Agreement (as defined below).

RECITALS

WHEREAS, Enzon, Viskase and the IEH Parties (collectively, the “Parties”) entered into that certain Support Agreement, dated as of June 20, 2025 (as may be amended, modified or supplemented from time to time, the “Support Agreement”);

WHEREAS, concurrently with the execution and delivery of this Amendment, and as a condition and inducement to the Parties’ willingness to enter into this Amendment, Enzon, Viskase and EPSC Acquisition Corp., a Delaware corporation are entering into an amendment to the Merger Agreement in the form attached hereto as Exhibit A (the “Merger Agreement Amendment”), pursuant to which, among other things, the parties thereto agreed to certain modifications to the Merger Agreement corresponding to the modifications made to the Support Agreement by this Amendment; and

WHEREAS, each of the Parties desires to amend the Support Agreement in accordance with Section 19.3 thereof as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

AMENDMENTS TO THE SUPPORT AGREEMENT

Section 1.1             Amendments to Section 1.1 of the Support Agreement. Section 1.1 of the Support Agreement is hereby amended as follows:

(a)	Section 1.1 of the Support Agreement is hereby amended by deleting the definition of “IEH Exchange Adjustment” in its entirety.

(b)	Section 1.1 of the Support Agreement is hereby amended by deleting the definition of “Enzon 20-Day VWAP” and replacing it in its entirety with the following:

“Enzon 20-Day VWAP” shall mean the price equal to the average of the volume-weighted average price of Enzon Common Stock on the “OTCQB tier” of OTC (as reported by Bloomberg or, if not reported thereby, in another authoritative source mutually selected by Enzon, Viskase and IEH) for the last twenty (20) Trading Days prior to (and including) October 24, 2025, rounded down to the nearest 1/100th of a penny (as adjusted to take into account the Reverse Stock Split, to the extent the Reverse Stock Split is effectuated prior to the date of the relevant issuance of Enzon Common Stock).

Section 1.2             Amendment to Section 4.1 of the Support Agreement. Section 4.1 of the Support Agreement is hereby amended by deleting Section 4.1 of the Support Agreement and replacing it in its entirety with the following:

“4.1.        Immediately prior to the Closing, each IEH Party shall deliver to Enzon each share of Enzon Series C Preferred Stock Beneficially Owned by such IEH Party, and Enzon shall, in exchange therefor, deliver to the IEH Parties a number of shares of Enzon Common Stock equal to (A) the aggregate Liquidation Preference of the shares of Enzon Series C Preferred Stock Beneficially Owned by such IEH Party divided by (B) the Enzon 20-Day VWAP (the “IEH Share Exchange”, and the shares of Enzon Common Stock issued in the IEH Share Exchange, the “Enzon Exchange Stock”). In connection with the IEH Share Exchange, Enzon shall (a) retire and cancel the Shares of Enzon Series C Preferred Stock delivered by the IEH Parties to Enzon, (b) cause Enzon’s transfer agent to issue to the IEH Parties, in book-entry form, the Enzon Exchange Stock issuable to the IEH Parties pursuant to the IEH Share Exchange, and (c) use commercially reasonable efforts to ensure that Enzon’s Cash on Hand at Closing is not less than $40,000,000; provided that this Section 4.1(c) shall not prevent Enzon from paying customary and reasonable expenses incurred in connection with the transactions contemplated by the Merger Agreement or hereby.”

Section 1.3             Amendment to References to the Merger Agreement. Each reference in the Support Agreement to “the Merger Agreement” or other terms referring to the Merger Agreement shall refer to the Merger Agreement as may be amended, modified or supplemented from time to time.

ARTICLE II

Miscellaneous

Section 2.1             No Other Amendments. Except to the extent that any provisions of the Support Agreement are expressly amended by this Amendment, all terms and conditions of the Support Agreement shall remain in full force and effect, and, to the extent applicable, such terms shall apply to this Amendment as if it formed a part of the Support Agreement. In the event of any inconsistency or contradiction between the terms of this Amendment and the Support Agreement, the provisions of this Amendment shall prevail and control.

Section 2.2             References to the Support Agreement. After giving effect to this Amendment, each reference in the Support Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall refer to the Support Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Support Agreement, and a reference to the Support Agreement in any such instrument or document shall be deemed to be a reference to the Support Agreement as amended by this Amendment.

Section 2.3             General Provisions. The provisions of Section 19 (Miscellaneous) of the Support Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Support Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above.

ENZON PHARMACEUTICALS, INC.

By	/s/ Richard L. Feinstein
Name: Richard L. Feinstein
Title: Chief Executive Officer, Chief Financial Officer and Secretary

VISKASE COMPANIES, INC.

By	/s/ Carolyn Zhang
Name: Carolyn Zhang
Title: Vice President & Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises G.P. Inc., its sole general partner

By	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By	/s/ Ted Papapostolou
Name: Ted Papapostolou
Title: Chief Financial Officer

ICAHN PARTNERS LP

By	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By	/s/ Jesse Lynn
Name: Jesse Lynn
Title: Chief Operating Officer

[Signature Page to Amendment to Support Agreement]

EXHIBIT A

Merger Agreement Amendment

[intentionally omitted]